ARROWSTONE VENTURES LTD.
9899-181 Street
Surrey, BC
V4N 4V6
Main (778) 394.5655

PROFESSIONAL SERVICES ENGAGEMENT CONTRACT

Arrowstone Ventures Ltd. is a private company incorporated in the Province of British Columbia with principal offices at 9899-181 Street, Surrey, BC, V4N 4V6.

The company is controlled by James Hutton and provides management consulting to both private and public companies. Mr. Hutton is the company’s sole director, officer, and its principal shareholder.

SERVICES
Understanding that the specific duties may vary within the scope and duration of the engagement, in general Arrowstone Ventures Ltd. will provide the following services:

BUSINESS MANAGEMENT SERVICES:

  To provide leadership, direction and vision
  To assemble a management team to conduct the business of the company and to provide leadership for that team
  To communicate to shareholders about the direction and progress of the company
  To ensure an adequate capital plan is in place at all times
  To provide leadership with respect to public disclosure and regulatory issues
  To be the primary liaison with the services firms that provide legal and accounting services
  To assume the role of CEO of the company
  To assume the role of Chairman of the Board until such time as the Board of Directors elects a new Chairman
  To ensure that the governance structure is in place and adhered
  To lead the company through the process of establishing a strategic plan and to establish a means by which the progress can me measured
  To establish a process for managing merger and/or acquisition activity

FEE CALCULATION:
Remuneration for the above services is as follows:

1.	A monthly fee in the amount of CDN$10,000 per month, payable to Arrowstone by VMY;

Fee will be payable monthly in advance, for services to be rendered for the month, commencing 7 July 2010;

Upon execution Arrowstone will be eligible for a signing bonus equal to one month billing;

If complexity, scope or demands of the role increases or decreases, the Fee will reflect the market value of the services performed as provided by an independent market assessment made and mutually agreed as an amendment to the said contract.

www.Arrowstonecapital.com

EXPENSES, TAXES AND INTEREST

Arrowstone requires that all reasonable out of pocket costs, charges and expenses, including travel, incurred by it in the performance of its obligations under this mandate be reimbursed.

All or part of the amounts payable to Arrowstone pursuant to this agreement may be subject to tax (including HST). Where such taxes are applicable, an additional amount equal to the amount of such taxes owing will be charged to and be paid by VMY.

TERMINATION

If accepted, this agreement between Arrowstone and VMY will be in subject to termination on sixty (60) days written notice.

However, VMY may terminate this agreement without prior notice for just cause, which shall include:

1.

Arrowstone committing an act of bankruptcy or becoming involved in any fraud or dishonest or serious misconduct in circumstances that would, in the reasonable opinion of VMY, make Arrowstone unsuitable to act on behalf of VMY; and/or

2.

Arrowstone failing to comply with any terms of this agreement with such failure not being rectified within fifteen (15) days of receipt of notice thereof from VMY, including Arrowstone becoming unable to provide any of the required services.

If this agreement is terminated for any reason, Arrowstone shall be entitled to receive, and VMY shall pay, Arrowstone’s fees and reimbursable expenses to the date of termination.

SEVERABILITY

If any provision of this agreement is held invalid or unenforceable, in whole or in part, such provision shall be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the remaining provisions hereof.

BINDING AGREEMENT

If you are in agreement with the terms of this proposal as outlined herein, please indicate your agreement by signature below, at which time this proposal shall become a binding agreement between the parties and shall be governed by and construed in accordance with the laws of British Columbia.

IN WITNESS WHEREOF the Parties have executed this Agreement effective the date first above written.

VOICE MOBILITY INTERNATIONAL INC.			ARROWSTONE VENTURES LTD.

By:	/s/ Aron Buchman	By:	/s/ Jay Hutton
	(Authorized Signatory)		(Authorized Signatory)

Name:	Aron Buchman	Name:	Jay Hutton

Title:	President	Title:	President

Date:	July 6, 2010	Date:	July 6, 2010